EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" and inclusion in this Registration Statement of eTotalSource, Inc. on Form SB-2 of our report dated February 28, 2005, with respect to the consolidated financial statements of eTotalSource, Inc. as of December 31, 2004, and for the years ended December 31, 2004 and 2003.


/s/ Gordon, Hughes & Banks LLP
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Gordon, Hughes & Banks LLP

Greenwood Village, Colorado
December 30, 2005